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                                                                    EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made part of this Form 10-K and to the incorporation by reference of our reports included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-44012, 33-44599, 33-64032, 333-2676 and 333-70057).




                                          /s/ Arthur Andersen LLP



Denver, Colorado
March 30, 1999